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                 INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Form 8-K of U.S. Restaurant
Properties Master L.P. of our report dated January 12, 1995, on
Wiggins Enterprises, Inc.


/s/ Thigpen & Lanier
Thigpen & Lanier
Statesboro, Georgia
April 18, 1996